UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2021

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 8.01	Other Events

Adjournment of Special Meeting

On March 24, 2021, Seneca Biopharma, Inc. (“Company”) called the Special Meeting of Stockholders to order as previously scheduled (the “Special Meeting”). The Company then immediately adjourned the Special Meeting without opening the polls, until April 9, 2021 at 11:00 a.m., Eastern Time in order to provide more time for the stockholder votes.

The reconvened Special Meeting will be held in virtual-only format via live audio webcast at (www.virtualshareholdermeeting.com/SNCA2021SM). Proxies previously submitted will be voted at the adjourned meeting unless properly revoked.

A copy of the press release announcing the adjournment of the Special Meeting is attached hereto as Exhibit 99.01.

A copy of the script that was read at the Special Meeting is attached hereto as Exhibit 99.02.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
99.01	Press Release Dated March 24, 2021
99.02	Script from Special Meeting on March 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2021	Seneca Biopharma, Inc.

/s/ Dane Saglio
By: Dane Saglio
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release Dated March 24, 2021
99.02	Script from Special Meeting on March 24, 2021